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                                                                   EXHIBIT 10.31



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER REGISTRATION UNDER SUCH ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.


                       MURDOCK COMMUNICATIONS CORPORATION

                    FIXED RATE SENIOR NOTE DUE JULY 21, 1999



$2,000,000                   June 21, 1999                                 No. 1


         Murdock Communications Corporation, an Iowa corporation (the "Issuer"), for value received, promises and agrees to pay to the order of New Valley Corporation, or its registered assigns permitted pursuant to the terms of the Note and Warrant Purchase Agreement described below (the "Holder"), at such place as the Holder has designated under Schedule 1 to the Note Agreement referenced below (or such other place as the Holder may designate from time to time as provided in said Note and Warrant Purchase Agreement) the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00), in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal amount hereof at such office, in like money and funds, for the period commencing on the date of this Note, until paid in full, at a fixed rate of twelve percent (12.0%) per annum. Notwithstanding the immediately preceding sentence, if the Issuer shall fail to pay on the due date therefor, whether on the Maturity Date, by acceleration or otherwise, any principal owing under this Note, then, in lieu of the interest rate otherwise applicable, interest shall accrue on such unpaid principal from the due date to but excluding the date on which such principal is paid in full (i) for the period commencing on the due date and ending thirty (30) days thereafter, at a rate per annum equal to fourteen percent (14%), (ii) for the period commencing on the thirty-first
(31st) day following the due date and ending sixty (60) days thereafter, at a rate per annum equal to sixteen percent (16%), and (iii) for the period commencing on the sixty-first (61st) day following the due date to but excluding the date on which such principal is paid in full, at a rate per annum equal to eighteen percent (18%), but in no event, however, to exceed the maximum rate permitted by Applicable Law (interest accruing pursuant to this sentence, the "Default Rate").

         Interest on this Note shall be payable (i) upon any prepayment of this Note to the date of prepayment on the amount prepaid, and (ii) at maturity of this Note, whether on the Maturity Date, by acceleration or otherwise; provided, however, that interest calculated at the Default Rate shall be due and payable upon demand by the Holder.


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         Upon the occurrence of a Financing Event, the outstanding principal amount of this Note shall be due and payable to the extent provided under
Section 2.5 of the Note Agreement referenced herein.

         The Issuer may prepay this Note in whole or in part at any time, provided that (i) the Issuer provides at least one (1) days' prior written notice to the Holder of such proposed prepayment, and (ii) such prepayment is accompanied by all accrued and unpaid interest on the amount prepaid to the date of prepayment.

         This Note is issued pursuant to that certain Note and Warrant Purchase Agreement dated as of June 21, 1999, by and among the Issuer, its Subsidiaries as guarantors, and the Purchasers named therein (such Note and Warrant Purchase Agreement, together with all amendments or modifications thereto, the "Note Agreement"). Capitalized terms used but not otherwise defined in this Note shall have the respective meanings given them in the Note Agreement. The Note Agreement additionally provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayment hereof. Reference is made to the Note Agreement for all pertinent purposes.

         Except for notices which are specifically required by the Note Agreement, the Issuer and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them.

         This Note is a registered Note and, subject to compliance with the terms of the Note Agreement, is transferable on the Note Register of the Issuer designated in the Note Agreement upon notice to the Issuer accompanied by a written instrument of transfer reasonably satisfactory to the Issuer duly executed by, or on behalf of, the registered payee hereof and such other information required by the Note Agreement. Subject to the provisions of the Note Agreement, the Issuer may treat the person whose name appears in the Note Register as the owner hereof for the purpose of receiving payment as herein provided.

         This Note is an unsecured senior obligation of the Issuer, ranking pari passu with all other senior unsecured obligations of the Issuer, and is entitled to the benefits afforded by the Note Agreement and the other Transaction Documents.




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         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE
LAWS OF THE STATE OF IOWA (WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).


                                            MURDOCK COMMUNICATIONS CORPORATION



                                            By: /s/ Thomas E. Chaplin
                                            -------------------------
                                            Name: Thomas E. Chaplin
                                            Title: Chief Executive Officer








                   [SIGNATURE PAGE TO FIXED RATE SENIOR NOTE]